Item 77C
Active Assets California Tax-Free Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to achieve the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until several times, most recently to
November 30, 2006 to permit further solicitation of proxies.
The meeting was held on November 30, 2006 and the voting
results with respect to these proposals were as follows:

(1) Election of Trustees:

                                     For     Withhold  Absta   BNV*
                                                         in
Frank L.                          627,269,1  27,109,7   481,7      0
Bowman...................                89        26      77
Kathleen A.                       627,109,4  27,269,5   481,7      0
Dennis....................               12        03      77
James F.                          625,047,4  29,331,4   481,7      0
Higgins.....................             51        64      77
Joseph J.                         625,344,7  29,034,1   481,7      0
Kearns.....................              93        22      77
Michael F.                        626,955,2  27,423,7   481,7      0
Klein......................              04        11      77
W. Allen                          626,675,3  27,703,5   481,7      0
Reed......................               78        37      77
Fergus                            625,437,8  28,941,0   481,7      0
Reid........................             44        71      77

(2) Elimination of certain fundamental investment
restrictions:

                                      For     Against   Abstain   BNV*
Elimination of the fundamental      587,279,1 31,026,7  36,554,8     0
policy restricting the Fund's              24       06        62
ability to pledge
assets..........................
Elimination of the fundamental      586,484,0 31,292,0  37,084,5     0
policy restricting purchases of            73       87        32
securities on
margin............................
..
Elimination of the fundamental      587,092,1 30,473,9  37,294,5     0
policy prohibiting investments in          46       98        49
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental      596,404,0 27,240,9  31,215,6     0
policy prohibiting or restricting          25       81        85
the purchase of securities of
issuers in which Directors or
Officers have an
interest..........................
...
Elimination of the fundamental      596,775,8 27,378,1  30,706,6     0
policy prohibiting investments for         94       86        12
purposes of exercising
control....................
Elimination of the fundamental      594,195,7 27,898,5  32,766,4     0
policy prohibiting the purchase of         09       32        51
common stocks and other
instrument.................

(3) Modify certain fundamental investment restrictions:

                                      For     Against  Abstain   BNV*
Modify fundamental policy          593,981,0  27,839,0 33,040,6      0
regarding diversification......           31        52       10
Modify fundamental policy          592,048,2  30,804,0 32,008,4      0
regarding borrowing money...              30        55       08
Modify fundamental policy          591,885,7  31,872,3 31,102,5      0
regarding loans........                   77        35       79
Modify fundamental policy          592,019,4  30,765,6 32,075,5      0
regarding investment in                   48        79       65
commodities, commodity contracts
and futures contracts.......
Modify fundamental policy          595,980,0  27,667,3 31,213,2      0
regarding issuance of senior              78        55       59
securities

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                      For     Against   Abstain  BNV*
Reclassification as non-           594,251,9  31,424,9  29,183,8     0
fundamental the fundamental               04        78        10
policy regarding the short sale
of securities....................
Reclassification as non-           594,057,1  30,542,4  30,261,0     0
fundamental the fundamental               93        96        03
policy prohibiting investments in
other investment companies......
Reclassification as non-           593,300,7  30,344,9  31,214,9     0
fundamental the fundamental               73        62        57
policy on the purchase or sale of
puts, calls, and combinations
thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.